As filed with the Securities and Exchange Commission on July 1, 2002

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HON INDUSTRIES Inc. (Exact Name of Registrant as Specified in Its Charter)

Iowa (State or Other Jurisdiction of Incorporation or Organization)	42-0617510 (I.R.S. Employer Identification Number)

414 East Third Street P.O. Box 1109 Muscatine, IA 52761-0071 563/264-7400 (Address and Telephone Number of Principal Executive Offices)

HON INDUSTRIES Inc. 2002 Members' Stock Purchase Plan (Full Title of the Plan)

James I. Johnson, Esq. Vice President, General Counsel and Secretary HON INDUSTRIES Inc. 414 East Third Street Muscatine, IA 52761-0071 (Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	800,000	$25.95	$20,760,000	$ 1,910.00
			Total	$ 1,910.00 ==========

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares which may be offered or sold pursuant to the HON INDUSTRIES Inc. 2002 Members' Stock Purchase Plan (the "MSPP") as a result of the operation of the provisions in the MSPP intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sales prices of the shares of Common Stock, par value $1.00, of HON INDUSTRIES Inc., on the New York Stock Exchange on June 26, 2002.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by HON INDUSTRIES Inc. (the "Company" or the "Registrant") with the Commission are incorporated by reference into this Registration Statement:
(a) The Company's Annual Report on Form 10-K for the year ended December 29, 2001;
(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002;
(c) The Company's Current Report on Form 8-K dated May 7, 2002 and filed with the Commission on May 13, 2002; and
(d)

The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14225) on June 12, 1998.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         The Company, after reasonable efforts, was not able to obtain the written consent of Arthur Andersen LLP to incorporate by reference into this Registration Statement its report dated February 1, 2002, that was included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without such consent. The absence of such consent may, however, limit recovery by investors on certain claims against Arthur Andersen LLP including, without limitation, claims arising under Section 11 of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES.
Not Applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not Applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Iowa Business Corporation Act ("IBCA"), the Company's Articles of Incorporation, as amended (the "Articles") provide that no director shall be personally liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director, except for: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the director derived an improper personal benefit; or (iv) an improper act related to the payment of dividends or approval of a stock purchase in violation of Section 833 of the IBCA. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

          In addition, the Company's By-laws provide that (i) no director of the Company shall be liable to the Company or any shareholder except as provided in the Articles or by the applicable law; (ii) the liability of directors shall be limited or removed to the maximum extent provided by the Articles or applicable law; (iii) no officer of the Company shall be liable to any shareholder for any act, omission or negligence, except for loss directly resulting from his or her willful or reckless misconduct; and (iv) the liability of officers shall be limited or removed to the maximum extent provided by the By-laws, the Articles or applicable law.

         The By-laws also provide that the Company may advance expenses and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative including, without limitation, an action or suit by or in the right of the Company (collectively, "Action")) by reason of the fact that he or she is or was a director, officer, employee, member, if any, volunteer or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, member, if any, volunteer or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (each a "Qualified Person"). The indemnification, which may be made in any manner not prohibited by Iowa law, may be against expenses (including attorneys' fees), judgments, fines and amounts paid or incurred in settlement which the Qualified Person actually and reasonably incurred in connection with the Action. Indemnification shall not be provided in any case for (i) a breach of a person's duty of loyalty to the Company; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the person derives an improper personal benefit; or (iv) proceedings by or in the right of the Company unless permitted by the IBCA. The By-laws also provide that a Qualified Person shall be indemnified against actually and reasonably incurred expenses in connection with any Action to the extent such Qualified Person has been successful on the merits or otherwise in defense of such Action or in the defense of any claim, issue or matter therein.

         The Company has director and officer liability insurance in the amount of $30,000,000, under which each director and each of certain officers of the Company is insured against certain liabilities. The Company has also entered into agreements with its directors and officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.

ITEM 8. EXHIBITS.
Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999).
4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 30, 2000).
4.3

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

4.4	HON INDUSTRIES Inc. 2002 Members' Stock Purchase Plan (incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A filed March 22, 2002).
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney.
ITEM 9. UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to the Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on July 1, 2002.

HON INDUSTRIES Inc. By: /s/ Jack D. Michaels Jack D. Michaels Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Jack D. Michaels Jack D. Michaels	Chairman, President and Chief Executive Officer (Principle Executive Officer)	July 1, 2002
/s/ Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	July 1, 2002
/s/ Gary M. Christensen* Gary M. Christensen	Director	July 1, 2002
/s/ Robert W. Cox* Robert W. Cox	Director	July 1, 2002
/s/ Cheryl A. Francis* Cheryl A. Francis	Director	July 1, 2002
/s/ M. Farooq Kathwari* M. Farooq Kathwari	Director	July 1, 2002
/s/ Robert L. Katz* Robert L. Katz	Director	July 1, 2002
/s/ Dennis J. Martin* Dennis J. Martin	Director	July 1, 2002
/s/ Abbie J. Smith* Abbie J. Smith	Director	July 1, 2002
/s/ Richard H. Stanley* Richard H. Stanley	Director	July 1, 2002
/s/ Brian E. Stern* Brian E. Stern	Director	July 1, 2002
/s/ Lorne R. Waxlax* Lorne R. Waxlax	Director	July 1, 2002

         Jerald K. Dittmer, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Registrant (constituting a majority of the directors) pursuant to a Power of Attorney filed with the Commission as Exhibit 24.1 hereto.

July 1, 2002	By: /s/ Jerald K. Dittmer Name: Jerald K. Dittmer Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999).
4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 30, 2000).
4.3

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

4.4	HON INDUSTRIES Inc. 2002 Members' Stock Purchase Plan (incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A filed March 22, 2002).
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney.
Exhibit 5.1

June 26, 2002

HON INDUSTRIES Inc. 414 East Third Street P.O. Box 1109 Muscatine, IA 52761-0071
Re: Registration Statement on Form S-8
Ladies and Gentlemen:

         We have acted as counsel for HON INDUSTRIES Inc., an Iowa corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 for the registration of 800,000 shares of common stock of the Company, par value $1.00 (the "Common Stock"), issuable under the HON INDUSTRIES Inc. 2002 Members' Stock Purchase Plan (the "MSPP"). In rendering the opinion hereinafter expressed, we have examined such records and documents of the Company and such other documents and records and made such factual investigation as we deemed necessary and appropriate for the purposes of this opinion. From such examination we are of the opinion that when the shares of Common Stock, up to a maximum of 800,000 shares, are issued and paid for pursuant to the MSPP, such shares will be duly and validly authorized and issued and fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to such Registration Statement and to the reference to our name therein.
Very truly yours, /s/ Gray, Plant, Mooty, Mooty & Bennett, P.A.
Exhibit 24.1
POWER OF ATTORNEY

         Know all men by these presents, that each person whose signatures appears below constitutes and appoints Jack D. Michaels, Jerald K. Dittmer and James I. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of common stock, par value $1.00, of HON INDUSTRIES Inc., an Iowa corporation (the "Company") and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.
Signature	Title	Date
/s/ Jack D. Michaels Jack D. Michaels	Chairman, President and Chief Executive Officer (Principle Executive Officer)	July 1, 2002
/s/ Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	July 1, 2002
/s/ Gary M. Christensen Gary M. Christensen	Director	July 1, 2002
/s/ Robert W. Cox Robert W. Cox	Director	July 1, 2002
/s/ Cheryl A. Francis Cheryl A. Francis	Director	July 1, 2002
/s/ M. Farooq Kathwari M. Farooq Kathwari	Director	July 1, 2002
/s/ Robert L. Katz Robert L. Katz	Director	July 1, 2002
/s/ Dennis J. Martin Dennis J. Martin	Director	July 1, 2002
/s/ Abbie J. Smith Abbie J. Smith	Director	July 1, 2002
/s/ Richard H. Stanley Richard H. Stanley	Director	July 1, 2002
/s/ Brian E. Stern Brian E. Stern	Director	July 1, 2002
/s/ Lorne R. Waxlax Lorne R. Waxlax	Director	July 1, 2002